UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2024

CISO GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41227	83-4210278
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6900 E. Camelback Road, Suite 900
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 389-3444

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2024, we entered into an Intellectual Property Buy-Back Purchase Agreement (the “Buy-Back Purchase Agreement”) with JC Associates, Inc., a Texas corporation (“JC Associates”), pursuant to which the Company purchased vCISO, LLC, a Delaware limited liability company, which owns certain intellectual property as listed in the Buy-Back Purchase Agreement. Our Company will pay the sum of One Million Twenty Thousand Dollars ($1,020,000) over a one year period of time at the rate of Eight Percent (8%) per annum commencing on November 29, 2024, as agreed upon in the Note attached to the Buy-Back Purchase Agreement as Exhibit B and attached hereto.

In September 2024, we entered into an Intellectual Property Purchase Agreement in which we sold our wholly-owned subsidiary vCISO, LLC (“vCISO”), for cash proceeds of $1,000,000. vCISO owns the internally developed intellectual property currently marketed to our customers and also being developed for future deployment. As a condition of closing the Intellectual Property Purchase Agreement, we concurrently entered into a License-Back and Buy-Back Agreement. The Buy-Back Purchase Agreement was entered into pursuant to that latter agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibits

10.1	Form of Intellectual Property Buy-Back Purchase Agreement

10.2	Form of Promissory Note

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2024	CISO Global, Inc.

	By:	/s/ Debra L. Smith
	Name:	Debra L. Smith
	Title:	Chief Financial Officer